THIRD AMENDMENT TO FORBEARANCE AGREEMENT
This THIRD AMENDMENT TO FORBEARANCE AGREEMENT is entered into and dated as of October 19, 2018 (this “Agreement”) with respect to that certain Multidraw Term Loan Agreement dated as of August 31, 2018 among PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), PetroQuest Energy, Inc., a Delaware corporation (the “Parent”), each of the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”; together with the Borrower, the Parent and the Lenders, each a “Party” and collectively, the “Parties”) (as amended by the Forbearance Agreement defined below and as otherwise amended and restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”).
A.The Parties entered into that certain Forbearance Agreement dated as of September 14, 2018 (such Forbearance Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, the “Forbearance Agreement”).
B.    In accordance with Section 6.2 of the Credit Agreement, the Borrower has notified, and hereby gives notice to, the Administrative Agent and the Lenders that the following Event of Default, which is a Forbearance Default (as defined in the Forbearance Agreement) under the Forbearance Agreement (the “Specified Forbearance Default”), has occurred prior to the date hereof:
(i)     an Event of Default under Section 8.1(D) of the Credit Agreement has occurred as a result of the filing by Baldwin Ready-Mix Co., Inc. (the “Claimant”) on or about October 11, 2018 of a Statement and Affidavit in Support of Lien on Mineral Property in the real property records of Panola County, Texas regarding an asserted mechanics lien (the forgoing, the “Mechanics Lien”) in favor of the Claimant against certain Oil and Gas Properties of the Borrower to secure amounts owed to the Claimant in the approximate amount of $14,319.13 (the “Claimant Amount”), which filing of the Mechanics Lien is a violation of Section 7.3 of the Credit Agreement.
C.    As a result of the Specified Forbearance Default, and notwithstanding the agreements under this Agreement, the Forbearance Agreement otherwise terminates in accordance with its terms and the Administrative Agent and the Lenders have the right to exercise certain rights and remedies under the Credit Agreement and the other Loan Documents.
D.    The Borrower has requested that the Administrative Agent and Lenders waive the Specified Forbearance Default and agree that the Forbearance Agreement did not terminate and remains in full force and effect, and the Administrative Agent and Lenders have agreed to such waiver and that the Forbearance Agreement did not terminate and remains in full force and effect, subject to the terms and conditions set forth herein.
E.    The Parties desire to amend the Forbearance Agreement as set forth in this Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:
AGREEMENTS
SECTION 1.     Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
SECTION 2.     Amendment to Forbearance Agreement. Clause (i) of Recital G. of the Forbearance Agreement is hereby amended and restated to read as follows: “(i) 11:59 p.m. ET on October 31, 2018 or”.
SECTION 3.     Amendment to Credit Agreement. Section 8.1, Events of Default, of the Credit Agreement is hereby amended by deleting subclause (vi) of clause (J) thereof in its entirety and replacing it with the following:
“(vi) takes any action for the purpose of effecting any of the foregoing if such action (x) occurs on or after the date that is 62 days following the Closing Date or (y) is not in conjunction with a restructuring support agreement that is supported by all Lenders;”
SECTION 4.     Limited Waiver.
(a)     Borrower has paid the Claimant Amount in full by wire transfer on or before the date hereof. The Claimant has filed or is in the process of filing the necessary instruments to release and terminate the Mechanics Lien from the real property records of Panola County, Texas.
(b)     Borrower has requested that Administrative Agent and Lenders waive the Specified Forbearance Default, and subject to the terms and conditions set forth herein, Administrative Agent and Lenders hereby waive the Specified Forbearance Default.
(c)     The limited waiver granted hereunder does not indicate an intent to establish any course of dealing between Administrative Agent, any Lender and the Borrower with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested.
SECTION 5.     Forbearance Agreement Remains in Effect. The Parties agree that notwithstanding (i) the occurrence of, and waiver hereunder of, the Specified Forbearance Default and (ii) the requirements of Recital G(ii) of the Forbearance Agreement, (x) no Forbearance Termination Date occurred at any time under the Forbearance Agreement and (y) the Forbearance Agreement did not terminate at any time and remains at all times in full force and effect.
SECTION 6.     Representations and Warranties. Other than with respect to the Specified Forbearance Default, each of the Parent, the Borrower and the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties set forth in Section 4 of the Forbearance Agreement are true and correct on and as of the date hereof.
SECTION 7.     Direction. The Lenders executing this Agreement hereby direct the Administrative Agent to execute and deliver this Agreement and to perform its obligations hereunder. Each Lender represents that it is a Lender under the Credit Agreement and is not a Defaulting Lender.
SECTION 8.     Miscellaneous. The provisions of Sections 6 through 15 of the Forbearance Agreement are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Agreement mutatis mutandis.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER:    PETROQUEST ENERGY, L.L.C.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:    PETROQUEST ENERGY, INC.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:    TDC ENERGY LLC
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL     ASSOCIATION, as Administrative Agent

By: /s/ Jason Prisco
Name: Jason Prisco
Title: AVP

LENDERS:

MainStay MacKay High Yield Corporate Bond Fund
By: MacKay Shields LLC, as investment subadvisor

By:    /s/ Andrew Susser
Name: Andrew Susser
Title: Executive Managing Director

MainStay VP MacKay High Yield Corporate Bond Portfolio
By: MacKay Shields LLC, as investment subadvisor

By:    /s/ Andrew Susser
Name: Andrew Susser
Title: Executive Managing Director

MainStay MacKay Short Duration High Yield Fund
By: MacKay Shields LLC, as investment subadvisor

By:    /s/ Andrew Susser
Name: Andrew Susser
Title: Executive Managing Director

Corre Opportunities Qualified Master Fund, LP

By:    /s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

Corre Opportunities II Master Fund, LP

By:    /s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

Corre Horizon Interim Fund LLC

By:    /s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

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